UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2005

KNBT Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania		18017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-861-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2005, the Board of Directors (the "Board") of KNBT Bancorp, Inc. (the "Company") approved an amendment to the Employment Agreement with Eugene T. Sobol dated March 5, 2003 as subsequently amended, as of December 31, 2004 (the "Amendment"), to reflect the change in Mr. Sobol's duties from Senior Executive Vice President and Chief Operating Officer to Senior Executive Vice President, Chief Financial Officer and Treasurer.

In connection with the change in Mr. Sobol's responsibilities with the Company, Scott Fainor, the Company's President and Chief Executive Officer, will be assuming various duties previously performed by Mr. Sobol as Chief Operating Officer. In recognition of Mr. Fainor's expanded responsibilities, his annual base salary will be increased by $2,500 per month, effective July 1, 2005.

For additional information, reference is made to the Amendment which is included herein as Exhibit 10.1 and which is incorporated herein by reference thereto.

On June 27, 2005, based on the recommendation of the Executive Compensation Committee (the "Committee"), the Board also adopted the Executive Annual Incentive Plan (the "Plan"). The Plan provides for annual cash bonuses to the Company’s chief executive and chief financial officers and such other executive officers chosen by the Committee to be participants therein. The Plan is attached hereto as Exhibit 10.2 and is incorported herein by reference thereto. For fiscal 2005, the participants in the Plan are the chief executive and chief financial officers. The Committee may determine to include other senior officers as participants as well. Under the terms of the Plan, the Committee establishes a performance matrix for each participant which sets forth the quantitative measures used to determine the amount of a participant’s possible bonus, the relative weight accorded each quantitative measure, the minimum and maximum amount of the participant's bonus as a percentage of his base salary as in effect at the beginning of the fiscal year with respect to each quantitative measure and the minimum threshold targets necessary to be achieved in order for any bonus to be awarded. For fiscal 2005, the Committee has established targets for the chief executive and chief financial officer based on the Company’s (i) net income, as calculated in accordance with the terms of the Plan; (ii) efficiency ratio; and (iii) return on average equity. Under the terms of the targets for fiscal 2005, the relative weight accorded each of the targets is 60% for net income and 20% each for the efficiency ratio and return on average equity. In addition, the Committee can require that unless the minimum threshold target for net income is achieved, no bonus will be paid even if one or both of the other targets are achieved. The amount of the cash bonus for each executive ranges from a minimum of 30% (if all the minimum threshold targets are achieved) to a maximum of 90% of the executive’s 2005 base salary with a target bonus of 60% of base salary. If, however, the Committee imposes the requirement to achieve at least the threshold target for net income and such target is achieved but neither of the other two targets is achieved, the executive’s bonus could be as low as 18% of the executive's 2005 annual base salary.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT Bancorp, Inc.

June 28, 2005	By:	Eugene T. Sobol

Name: Eugene T. Sobol
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to the Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Eugene T. Sobol
10.2	KNBT Bancorp, Inc. Executive Annual Incentive Plan